Exhibit 99.1
ENPRO INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
(as amended and restated effective January 1, 2005)

1. INTRODUCTION. EnPro Industries, Inc. (the “Company”) maintains the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”). The Company is hereby amending and restating the Plan effective as of January 1, 2005 (the “Restatement Date”) to reflect certain design changes in order for the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to otherwise meet current needs. It is the intent of the Company that amounts deferred under the Plan by a Non-Employee Director shall not be taxable to the Non-Employee Director for income tax purposes until the time they are actually received by the Non-Employee Director. The provisions of the Plan shall be construed and interpreted to give effect to this intent.

2. DEFINITIONS.

“Accounts” of a Participant mean collectively the Participant’s Cash Account and Stock Account.

“Board” means the members of the Board of Directors of the Company.

“Cash Account” means the account maintained in dollars on the books of the Company to record a Participant’s interest under the Plan attributable to any amounts deferred by the Participant into the Cash Account pursuant to Section 6(b) below, as adjusted from time to time pursuant to the terms of the Plan.

“Common Stock” means the common stock of the Company.

“Company” is defined in Section 1 as EnPro Industries, Inc. and includes any successor thereto.

“Fair Market Value” of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. Eastern Standard Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

“Meeting Fees” means the fees a Non-Employee Director receives for attending meetings of the Board and any committee of the Board, as well as any fee a Non-Employee Director receives for serving as chairman of any committee of the Board.

“Non-Employee Directors” means members of the Board who are not employees of the Company or any affiliate of the Company.

“Participant” means any Non-Employee Director who makes an election to participate in the Plan in accordance with Section 5. Participant shall also include any former Non-Employee Director who continues to have an Account maintained under the Plan.

“Plan” is defined in Section 1 as this plan: the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors, as the same may be amended from time to time.

“Plan Administrator” means a committee consisting of the Chief Executive Officer of the Company and two other officers of the Company selected by him.

“Plan Year” means a calendar year.

“Retainer” means the cash portion of the annual retainer paid by the Company to a Non-Employee Director, and does not include the portion of the annual retainer (if any) paid in the form of “Performance Shares.”

“Stock Account” means the account maintained in Stock Units on the books of the Company to record a Participant’s interest under the Plan attributable to any amounts deferred by the Participant into the Stock Account pursuant to Section 6(b) below, as adjusted from time to time pursuant to the terms of the Plan.

“Stock Unit” means a unit having a value as of a given date equal to the Fair Market Value of one (1) share of Common Stock on such date.

3. ADMINISTRATION. The Plan shall be administered by the Plan Administrator. In that regard, the Plan Administrator shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan. The Plan Administrator may adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Plan Administrator with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Plan Administrator’s exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious. The Plan Administrator may delegate any of its duties and powers hereunder to the extent permitted by applicable law.

4. PARTICIPATION. Each Non-Employee Director shall become a Participant in the Plan by filing the written Election Form described in Section 5 with the Plan Administrator with respect to Retainers and Meeting Fees payable to the Non-Employee Director for such Non-Employee Director’s services as a member of the Board. If a person ceases to be a Non-Employee Director but continues to serve as a Director, the person shall no longer be eligible to make deferral elections under the Plan.

5. DEFERRAL ELECTIONS.

(a) Elections to Defer. Each Participant may elect to defer receipt of all or a portion of such Participant’s Retainer and Meeting Fees at such times and pursuant to such procedures as set forth in paragraph (b) of this Section 5, such amounts to be credited to the Participant’s Accounts as described in Section 6 and to become payable in accordance with the provisions of Section 7.

(b) Form and Timing of Elections. To be effective, elections to defer all or any portion of the Retainer or Meeting Fees for a Plan Year must be made on such form and pursuant to such procedures as the Plan Administrator may establish from time to time and shall be irrevocable for the Plan Year. The election must be made prior to the start of the applicable Plan; provided, however, that an individual who first becomes a Non-Employee Director after the start of a Plan Year may make such deferral election within thirty (30) days after first becoming a Non-Employee Director. An election to defer for a Plan Year shall continue in effect for each subsequent Plan Year unless revoked or modified by the Participant in accordance with procedures established by the Plan Administrator; provided, however, that with respect to any Retainer and Meeting Fees for any subsequent Plan Year, the election to defer becomes irrevocable no later than December 31 of the preceding Plan Year.

6. ESTABLISHMENT OF AND ADJUSTMENT OF ACCOUNTS.

(a) Establishment of Accounts. The Company shall establish and maintain a Cash Account and a Stock Account for each Participant. Each Account shall be designated by the name of the Participant for whom established. Each Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the applicable Participant (or the beneficiaries of a deceased Participant). No funds shall be set aside or earmarked for any Account, which shall be purely a bookkeeping device.

(b) Direction of Deferrals into Cash Account or Stock Account. Any amount deferred by a Participant shall be credited to the Participant’s Cash Account or Stock Account as the Participant shall elect at such times, on such forms and pursuant to such procedures as the Plan Administrator may establish from time to time in accordance with Section 5(b). If no election is made, any amount deferred shall be credited to the Participant’s Cash Account. To the extent any amount is to be credited to a Participant’s Cash Account, such amount shall be credited to the Cash Account as of the date the amount would have otherwise been paid to the Participant. To the extent any amount is to be credited to a Participant’s Stock Account, the Stock Account shall be credited as of the date the amount would have otherwise been paid to the Participant with the number of whole and fractional Stock Units equal to the applicable dollar amount divided by the Fair Market Value of a share of Common Stock on such date. Except as otherwise provided in Section 6(e) below, a Participant may not subsequently reallocate amounts between the Cash Account and Stock Account after the deferrals have been credited.

(c) Account Adjustments: Cash Account. The Plan Administrator shall designate from time to time one or more investment vehicle(s) in which the Cash Accounts of Participants shall be deemed to be invested. The investment vehicle(s) may be designated by reference to the deemed investments available under the management deferred compensation plan. Each Participant shall designate the investment vehicle(s) in which his or her Cash Account shall be deemed to be invested according to the procedures developed by the Plan Administrator, except as otherwise required by the terms of the Plan. The Company shall not be under any obligation to acquire or invest in any of the deemed investment vehicle(s) under this subparagraph, and any acquisition of or investment in a deemed investment vehicle by the Company shall be made in the name of the Company and shall remain the sole property of the Company. The Plan Administrator shall also establish from time to time a default fund into which a Participant’s Cash Account shall be deemed to be invested if the Participant fails to provide investment instructions pursuant to this Section 6(c).

The intervals at which each Cash Account shall be adjusted shall be as determined by the Plan Administrator from time to time. The Plan Administrator may determine the frequency of Cash Account adjustments by reference to the frequency of account adjustments under the management deferred compensation plan. The amount of the adjustment shall equal the amount that the Participant’s Cash Account would have earned (or lost) for the period since the last adjustment had the Cash Account actually been invested in the deemed investment vehicle(s) designated by the Participant for such period pursuant to this Section 6(c).

(d) Account Adjustments: Stock Account. Each Stock Account shall be credited additional whole or fractional Stock Units for cash dividends paid on the Common Stock based on the number of Stock Units in the Stock Account on the applicable dividend record date and calculated based on the Fair Market Value of the Common Stock on the applicable dividend payment date. Each Stock Account shall also be equitably adjusted as determined by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Company.

(e) Reallocation to Stock Account. Notwithstanding anything in the Plan to the contrary, during the period from February 21, 2006 through March 14, 2006 only, a Participant may elect to reallocate all or any portion of amounts allocated to the Cash Account to the Stock Account. To the extent any amount is to be credited to a Participant’s Stock Account pursuant to a reallocation election, the Stock Account shall be credited as of March 31, 2006 with the number of whole and fractional Stock Units equal to the applicable dollar amount the Participant has elected to reallocate divided by the Fair Market Value of a share of Common Stock on such date. A Participant may not elect to reallocate any amounts between the Cash Account and the Stock Account other than as provided in this Section 6(e).

7. PAYMENT.

(a) Special Payment Elections for 2006. Each Participant who is a Non-Employee Director of the Company as of a date specified by the Plan Administrator prior to December 31, 2006 shall be given the opportunity during an election window specified by the Plan Administrator and ending no later than December 31, 2006 to make a payment election applicable to the aggregate balance of the Participant’s Accounts. The Participant may elect from the payment options set forth in Section 7(b) below, and such election shall be immediately effective; provided, however, that a Participant may not elect to receive during 2006 any payment that would otherwise be payable in a future year; and provided further, that a Participant may not make a new payment election with respect to payments the Participant is otherwise scheduled to receive during 2006. In the event a Participant covered by this Section 7(a) fails to make a payment election on or before December 31, 2006 under this Section 7(a), the payment method shall be (x) the payment method most recently elected by the Participant under the Plan according to the records of the Plan Administrator, even if that prior payment election had not yet become effective, or (y) in the absence of any such prior payment election, a single payment following termination of service as a member of the Board as set forth in Section 7(b)(i) below. Any subsequent change to such payment election must comply with the requirements of Section 7(c) below. Payments pursuant to such election shall otherwise be subject to the requirements of this Section 7.

(b) Payment Options. At the time a Participant first makes an election to defer a Retainer or Meeting Fees under the Plan, the Participant shall be given the opportunity to elect one of the following payment options:

(i) Single Payment Following Termination of Service as Board Member. If a Participant to whom the single payment applies terminates service as a member of the Board, such Participant’s Accounts shall continue to be adjusted under Section 6 through the end of the calendar year in which such termination occurs. The final balance of the Participant’s Accounts as of such date shall be paid in a single payment to the Participant (or to the Participant’s designated beneficiary if the Participant dies prior to distribution of such Participant’s Account) by January 31 of the following calendar year. The Cash Account shall be payable in cash, and the Stock Account shall be payable by delivery of one share of Common Stock for each whole Stock Unit, with cash for any fractional Stock Unit (based on the Fair Market Value of the Common Stock as of December 31 of the calendar year in which termination occurs).

(ii) Annual Installments Following Termination of Service as Board Member. A Participant may elect to receive annual installments over a period of five or ten years. If a Participant to whom the annual installments method applies terminates service as a member of the Board, the amount of such annual installments shall be calculated and paid pursuant to the provisions of this paragraph (b)(ii). The Participant’s Accounts shall continue to be credited with adjustments under Sections 6 above until the Accounts are fully paid out. The first installment shall be paid by January 31 of the calendar year immediately following the calendar year in which such termination of services occurs, and each subsequent installment shall be paid by January 31 of each subsequent calendar year. Each payment shall be equal to (i) the sum of the Participant’s balance in each Account as of December 31 of the calendar year immediately preceding the calendar year of payment, multiplied by (ii) a fraction, the numerator of which is one and the denominator is the number of installments remaining, including the current year’s payment. The portion of each installment payable from the Cash Account shall be paid in cash, and the portion of each installment payable from the Stock Account shall be payable by delivery of one share of Common Stock for each whole Stock Unit, with cash for any fractional Stock Unit (based on the Fair Market Value of the Common Stock as of December 31 of the calendar year immediately preceding the calendar year of payment).

A Participant’s payment election shall be made on the election form used by the Participant for making such Participant’s initial deferral election and shall be effective with respect to the aggregate balance of the Participant’s Accounts. A Participant who fails to make a payment election in accordance with the provisions of this Section 7(b) shall be deemed to have elected a single payment to be paid in accordance with the requirements of Section 7(b)(i).

(c) Subsequent Changes to Payment Elections. A Participant whose services as a Board member have not terminated may change the form of payment elected under Sections 7(a) or (b) above only if (i) such election is made at least 12 months prior to the date payment would have otherwise commenced and (ii) the effect of such election is to defer commencement of such payment by at least five years. For purpose of this Section 7(c), a series of installment payments over five or ten years is treated as a single payment to be made in the year that the first installment would otherwise be paid.

(d) Death. If a Participant dies after having commenced installment payments, any remaining unpaid installment payments shall be paid to the Participant’s beneficiary as and when they would have otherwise been paid to the Participant had the Participant not died. If a Participant’s termination of service as a Board member is due to his death, the Participant’s Accounts shall be payable to the Participant’s beneficiary in a single payment to be made as soon as administratively practicable after the date of the Participant’s death. Participants shall designate a beneficiary under the Plan on a form furnished by the Plan Administrator, and if a Participant does not have a beneficiary designation in effect, the designated beneficiary shall be the Participant’s estate.

(e) Other Payment Provisions. Subject to the provisions of Section 8, a Participant shall not be paid any portion of the Participant’s Accounts prior to the Participant’s termination of service as a member of the Board. Any payment hereunder shall be subject to applicable withholding taxes. If any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s legal representative (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.

(f) Account Statements. Each Participant shall receive an annual statement of the balance in the Participant’s Accounts.

8. TERMINATION AND AMENDMENT. The Board may terminate the Plan at any time so that no further amounts shall be credited to Accounts or may, from time to time, amend the Plan, without the consent of Participants or beneficiaries; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant’s Accounts under the Plan on the date of such amendment or termination or further defer the due dates for the payment of such amounts without the consent of the affected Participant or beneficiary. Notwithstanding any provision of the Plan to the contrary, but only to the extent permitted by Code Section 409A, in connection with any termination of the Plan the Board shall have the authority to cause the Accounts of all Participants to be paid in a single payment as of a date determined by the Board or to otherwise accelerate the payment of Accounts in such manner as the Board shall determine in its discretion.

9. APPLICABLE LAW. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

10. COMPLIANCE WITH CODE SECTION 409A. The Plan is intended to comply with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with their intent.

11. COMPLIANCE WITH LAWS AND REGULATIONS. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

12. MISCELLANEOUS. A Participant’s rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company shall not be required to segregate any amounts credited to any Accounts, which shall be established merely as an accounting convenience. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant. The Plan shall be binding on the Company and any successor in interest of the Company.

IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Company as of the 16th day of February, 2006.

ENPRO INDUSTRIES, INC.

By:	/s/ Richard C. Driscoll

	Name: Title:	Richard C. Driscoll Senior VP Human Resources